UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 1, 2006

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:  (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01.   Entry into a Material Definitive Agreement.
     As reported on a previously filed Form 8-K, dated July 14, 2006, Mr. Vincent L. Sadusky on July 12, 2006, was named President and Chief Executive Officer of LIN TV Corp. (“LIN TV”) and LIN Television Corporation (“LIN Television”) and was elected to the Board of Directors of each company. This Form 8-K/A amends the Form 8-K previously filed on July 14, to report entry into an employment agreement between LIN TV, LIN Television and Mr. Sadusky.
     On November 1, 2006, LIN TV and LIN Television entered into an employment agreement with Mr. Sadusky, effective as of July, 12, 2006. The agreement provides for Mr. Sadusky to receive a base salary of $500,000 and to be eligible for a bonus, payable annually, in an amount up to 150% of his then-current base salary based upon achievement of certain revenue and EBITDA targets established by LIN TV’s Board. Mr. Sadusky will also be eligible for a second bonus payment, also payable annually, equal to up to 25% of his then-current base salary. The amount of this second bonus will be determined by the compensation committee of LIN TV’s Board and will be based upon the Board’s assessment of such factors as it determines are relevant, such as financial performance or management’s achievement of certain goals established by the Board. The term of the agreement will continue each year unless either LIN TV, LIN Television or Mr. Sadusky terminates it. In the event that the employment agreement is terminated by LIN TV or LIN Television “without cause” or by Mr. Sadusky for “good reason,” Mr. Sadusky will be entitled to receive as a severance payment his base salary and a payment equal to the bonus he received in the prior year based on EBITDA and revenue results. In addition, during the twelve-month period following a termination of Mr. Sadusky’s employment by LIN TV or LIN Television “without cause” or by Mr. Sadusky for “good reason,” LIN Television will continue to pay the employer’s portion of Mr. Sadusky’s health and dental insurance premiums. Mr. Sadusky has agreed to preserve all confidential and proprietary information relating to LIN TV’s and LIN Television’s business during and after the term of the agreement. In addition, Mr. Sadusky has agreed to non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter. Upon a change of control transaction or if either LIN TV or LIN Television terminate Mr. Sadusky’s employment in anticipation of a change of control transaction, the agreement provides that the stock options that LIN TV granted to Mr. Sadusky on July 12, 2006 (representing the right to purchase 500,000 shares of our class A common stock) will become fully vested.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: November 7, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller